  EXHIBIT 16.1

August 3, 2015

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Ironwood Gold Corp. dated December 22, 2014, and agree with the statements concerning our Firm contained therein.

Sincerely,

/s/ Sadler, Gibb & Associates, LLC